Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Aptevo Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	Rule 457(o)			$20,000,000	0.00015310	$3,062.00
	Other	Pre-funded warrants to purchase common stock	Rule 457(g)			Included above	—	—
	Other	Common warrants to purchase common stock	Rule 457(g)			—	—	—
	Equity	Common stock issuable upon exercise of the Series A Warrants	Rule 457(o)			$20,000,000	0.00015310	$3,062.00
	Equity	Common stock issuable upon exercise of the Series B Warrants	Rule 457(o)			$30,000,000	0.00015310	$4,593.00
	Equity	Common stock issuable upon exercise of the pre-funded warrants	Rule 457(o)			Included above	—	—
Fees Previously Paid	—	—	—			—	—	—
Carry Forward Securities	—	—	—			—	—	—

Total Offering Amounts						$70,000,000	0.00015310	$ 10,717.00
Total Fees Previously Paid								12,248.00
Total Fee Offsets								—
Net Fee Due								$ —

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional securities that may be issued because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and similar transactions.

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.
(3)

The proposed maximum aggregate offering price of the shares of common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the shares of common stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the shares of common stock and pre-funded warrants (including shares of common stock issuable upon exercise of the pre-funded warrants), if any, is $20,000,000.

(4)	No fee due pursuant to Rule 457(g) under the Securities Act because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of the warrants.
(5)

There will be issued one Series A Warrant to each purchase one share of common stock and one Series B Warrant to each purchase one share of common stock, for every share of common stock being offered in this offering. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of (i) shares of common stock issuable upon exercise of the Series A Warrants proposed to be sold in the offering is $20,000,000, which is equal to 100% of $20,000,000, as each share of common stock and pre-funded warrant will include a Series A Warrant to purchase one share of common stock at an exercise price equal to 100% of the purchase price per share of common stock and (ii) shares of common stock issuable upon exercise in cash of the Series B Warrants proposed to be sold in this offering is $30,000,000, which is equal to 150% of $20,000,000, as each share of common stock and pre-funded warrant will also include a Series B Warrant to purchase a share of common stock at an exercise price equal to 150% of the purchase price per share of common stock. The Series B Warrants may be exercised, at the option of the holder, through a “zero exercise price” option, whereby the holder thereof may not pay a cash purchase price upon such exercise, but instead would receive upon such exercise equal to the product of (a) the number of shares of common stock that would be issuable upon exercise of the Series B Warrants if such exercise were by means of a cash exercise and (b) 15 shares of common stock, using an assumed exercise price of $2.31 per Series B Warrant and the Floor Price (as defined in the Series B Warrant) of $0.31 under the Series B Warrant. Under this circumstance, the Company will not receive any cash proceeds from the exercise of the Series B Warrants and as such we are calculating the amount of the registration fee pursuant to the maximum aggregate offering price based on the price at which the Series B Warrants are exercised for cash.